	Loan	agreement

Borrower:	Inner Mongolia Zhunger Heat Power Co.,Ltd
Lender:	Inner Mongolia Tehong Coal Group Co.,Ltd

In order to finance for construction of 2x12MW thermoelectric plant, both sides negotiate and sign a loan agreement with Lenders about RMB10 million yuan loan as follows:

1.	Borrower wish borrow RMB10 million yuan from lender;

2.	Lender agrees to lend borrower this sum, which should be remitted to borrower’s account on Oct., 2005.

3.	As for this loan, borrower should collect loan interest in terms of interest rate of 6.31% from bank, and pay interest to lender regularly. The interest is calculated at the date when remittance from borrower.

4.	When this agreement is effective, both sides should obey seriously, keep credit and can not default.

5.	It will be effective when both sides sign and stamp in it.

6.	There is duplicate in this agreement, each side holds one.

Borrower (stamp):	Inner Mongolia Zhunger Heat Power Co.,Ltd
Artificial person:

Lender (stamp):	Inner Mongolia Tehong Coal Group Co.,Ltd
Artificial person:
Oct.13,2005